Exhibit 5.1

May 12, 2025

Ovintiv Inc.

370 – 17th Street, Suite 1700

Denver, CO 80202

Re:	Third Amendment to Omnibus Incentive Plan of Ovintiv Inc.

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8 (the “Registration Statement”) of Ovintiv Inc., a Delaware corporation (the “Company”), to be filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in connection with an amendment to the Omnibus Incentive Plan of Ovintiv Inc. (the “Plan”) that would, amongst other things, increase the maximum number of common shares, par value $0.01 per share (the “Shares”), issuable under the Plan from 12,000,000 to 17,700,000 Shares, resulting in an additional 5,700,000 Shares available for issuance thereunder (the “Plan Shares”).

In arriving at the opinion expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of such documents, corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render the opinion set forth below. In our examination, we have assumed without independent investigation the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. We have also assumed that there are no agreements or understandings between or among the Company and any participants in the Plan that would expand, modify or otherwise affect the terms of the Plan or the respective rights or obligations of the participants thereunder. Finally, we have assumed the accuracy of all other information provided to us by the Company during the course of our investigations, on which we have relied in issuing the opinion expressed below.

Based upon the foregoing and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein and in reliance on the statements of fact contained in the documents we have examined, we are of the opinion that the Plan Shares, when issued and sold in accordance with the terms of the Plan and against payment therefor, will be validly issued, fully paid and non-assessable.

We render no opinion herein as to matters involving the laws of any jurisdiction other than the Delaware General Corporation Law (the “DGCL”). This opinion is limited to the effect of the current state of the DGCL and the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such law or the interpretations thereof or such facts.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. This opinion may not be relied upon for any other purpose or relied upon by, or furnished to, any other person, firm or corporation, or quoted from or referred to in whole or in part, or used for any other purpose, without our prior written consent. We have no responsibility or obligation and disclaim any undertaking to (i) update this opinion letter; (ii) take into account or inform the addressee or any other person of any changes in law, facts or other developments subsequent to this date that do or may affect the opinion we express; (iii) advise the addressee or any other person of any other change in any matter addressed in this opinion letter; or (iv) consider the applicability or correctness of the opinion expressed herein to any person other than the addressee. Our opinion expressed herein does not take into account any proposed rules, policies or legislative changes that may come into force following the date hereof.

Very truly yours,

/s/ Gibson, Dunn & Crutcher LLP

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